EXHIBIT 99.1

                                          Contact:

                                          Robin W. Devereux,

                                          Vice President and Treasurer

                                          or

                                          William A. Bonn,

                                          Senior Vice President

                                          and General Counsel

                                          (617) 737-0100





PROPERTY CAPITAL TRUST ANNOUNCES AGREEMENT TO SELL CHICAGO CITY CENTRE HOLIDAY INN INVESTMENT

BOSTON,  OCTOBER  8,  1996 --  Property  Capital  Trust  (ASE-PCT)  today announced that its lessee has exercised its option to repurchase the land underlying the City Centre  Holiday  Inn  in  Chicago  for  approximately

$20,000,000.  The sale is scheduled to close in January 1997  and,  if it occurs,  will  result in a gain to the Trust of approximately $18,000,000

($1.92  per share  based  upon  shares  currently  outstanding).   It  is

anticipated  that  the  proceeds  of  the  sale  will  be  distributed to

shareholders.   In  fiscal  1996,  income  from  the Chicago City  Centre

investment was $1,832,000.

          Commenting on the proposed sale, Robert  M.  Melzer,  President and Chief Executive Officer of the Trust, noted that consummation  of the sale  remains  subject  to  a  number  of  customary  closing conditions.

Further, Mr. Melzer noted that this sale was taken into  account  in  the

Trust's  recent  $9.25  per  share  estimate  of  future distributions of proceeds  of  asset  dispositions  and  therefore  does not  change  that estimate.